Exhibit 10.2
AMENDMENT NO. 1 TO
NACCO INDUSTRIES, INC.
AMENDED AND RESTATED EXECUTIVE
LONG-TERM INCENTIVE COMPENSATION PLAN
(effective March 1, 2023)

    NACCO Industries, Inc. hereby adopts this Amendment No. 1 to the NACCO Industries, Inc. Amended and Restated Executive Long-Term Incentive Compensation Plan (effective March 1, 2023) to be effective as of February 20, 2024. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.    Section 8(c) is hereby amended as follows:

(c)    Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for periods of three, five or ten years from the last day of the Performance Period. The Committee shall determine the restriction period that shall apply to Award Shares based on a Participant’s Salary Points. The Committee (in its sole and absolute discretion) from time to time may determine any other shorter or longer restriction period. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes Disabled, (ii)(a) for employees with a three-year restriction period, one year from the date an employee separates from service, (b) for employees with a five-year restriction period, two years from the date an employee separates from service, and (c) for employees with a ten-year restriction period, three years from the date the employee separates from service, (or earlier with the approval of the Committee) (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.

Executed this 20 day of February, 2024

                            NACCO INDUSTRIES, INC.

                         By: /s/ Sarah E. Fry
Vice President, Associate General Counsel & Assistant Secretary